Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 2, 2024 (except Note 19, as to which the date is April 23, 2024), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-278475) and related Prospectus of Loar Holdings Inc.

/s/ Ernst & Young LLP

Stamford, CT

April 23, 2024